Appendix A


As of December 19, 2000, this Appendix A forms a part of the Custodian Agreement dated as of July 19, 1995, as amended, (the "Agreement") between Investors Bank & Trust Company and The DLB Fund Group. As of December 19, 2000, this Appendix A supercedes any previous versions of said Appendix.


Portfolios
----------

The DLB Fixed Income Fund
The DLB Enterprise III Fund
The DLB Value Fund
The DLB Enhanced Index Core Equity Fund (formerly The DLB Disciplined Growth
Fund)
The DLB Core Growth Fund
The DLB Small Company Opportunities Fund
The DLB Stewart Ivory International Fund
The DLB Stewart Ivory Emerging Markets Fund
The DLB High Yield Fund
The DLB Technology Fund
The DLB Enhanced Index Value Fund
The DLB Enhanced Index Growth Fund
The DLB Small Capitalization Value Fund


                                                 THE DLB FUND GROUP

                                                 By:  /s/ DeAnne B. Dupont
                                                    -------------------------
                                                 Name:  DeAnne B. Dupont
                                                  Title:  Treasurer


                                                 INVESTORS BANK & TRUST COMPANY

                                                 By:  /s/ Andrew Nesvet
                                                    -------------------------
                                                 Name: Andrew Nesvet
                                                 Title:  Senior Director